THE CLOROX COMPANY

TO

THE BANK OF NEW YORK TRUST COMPANY, N.A.
TRUSTEE

_________________________________

INDENTURE

DATED AS OF DECEMBER 3, 2004

_________________________________

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

ARTICLE II

SECURITY FORMS

ARTICLE III

THE SECURITIES

ARTICLE IV

SATISFACTION AND DISCHARGE

ARTICLE V

REMEDIES

ARTICLE VI

THE TRUSTEE

ARTICLE VII

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

ARTICLE VIII

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OF LEASE

SECTION 8.01.       Company May Consolidate, Etc., Only on Certain Terms..................................... 51

SECTION 8.02.       Successor Substituted........................................................................................ 52

ARTICLE IX

SUPPLEMENTAL INDENTURES

ARTICLE X

COVENANTS

ARTICLE XI
REDEMPTION

EXHIBIT A      -      Form of Certificate to be Delivered in Connection with Transfers to Non-QIB Institutional Accredited Investors

EXHIBIT B      -      Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S

INDENTURE, dated as of December 3, 2004, between THE CLOROX COMPANY, a Delaware corporation (herein called the “Company”), having its principal office at 1221 Broadway, Oakland, California 94612-1888, and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association, as Trustee (herein called the “Trustee”).

For and in consideration of the premises and the purchase from time to time of Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Securities, as follows:

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Definitions

.  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

All other terms used herein which are defined in the Trust Indenture Act or by Commission Rule under the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein; the following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture; and

“indenture trustee” or “institutional trustee” means the Trustee.

Any gender used in this Indenture shall be deemed and construed to include correlative words of the masculine, feminine or neuter gender.

All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation.

All references in this instrument to designated “Articles”, “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this instrument; and the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“or” is not exclusive.

“including” means including without limitation.

Certain terms used principally in Article VI are defined in that Article.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.04.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Member” means, with respect to any Global Security, a Person that has an account with the Depositary for such Global Security.

“Attributable Debt” in respect of any Sale and Leaseback Transaction means, at the date of determination, the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligation of the lessee for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).  “Net rental payments” under any lease for any period means the sum of the rental and other payments required to be paid in such period by the lessee thereunder, excluding any amounts required to be paid by such lessee (whether or not designated as rental or additional rental payments) on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee appointed by that board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors or a duly constituted committee thereof and to be in full force and effect on the date of such certification and delivered to the Trustee.  Where any provision of this Indenture refers to action to be taken pursuant to a Board Resolution, such action may be taken by any committee, officer or employee of the Company authorized to take such action by a Board Resolution.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions generally in New York City are authorized or obligated by law or executive order to close.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer, its President or a Vice President and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee.

“Consolidated Net Tangible Assets” means, at the date of determination, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of the then most recent consolidated balance sheet of the Company publicly available but which by its terms is renewable or extendible beyond 12 months from such date at the option of the borrower) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, all as set forth on the then most recent consolidated balance sheet of the Company publicly available and computed in accordance with generally accepted accounting principles.

“Corporate Trust Office” initially means, with respect to the presentation or surrender of Securities in respect of payments thereon, the office of the Trustee in The City of New York, New York, which office at the date hereof is located at 101 Barclay Street, New York, New York, and for all other purposes including notices to the Trustee and demands in respect of the Securities, the office of the Trustee in The City of Los Angeles, California, which office at the date hereof is located at 700 South Flower St., Suite 500, Los Angeles, California  90017-4104, and from time to time in the future for any purpose such other office as the Trustee may designate from time to time.

“Corporation” includes corporations, associations, companies, joint stock companies and business trusts.

“Debt” has the meaning specified in Section 10.02.

“Defaulted Interest” has the meaning specified in Section 3.07.

“Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, The Depository Trust Company or another Person designated as Depositary by the Company, which must be a clearing agency registered under the Exchange Act.

“Event of Default” has the meaning specified in Section 5.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Securities” means the series B Securities to be issued under this Indenture in exchange for Initial Securities pursuant to a Registration Rights Agreement.

“Funded Debt” means Debt which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than 12 months after the date of the creation of such Debt.

“Global Security” has the meaning specified in Section 3.01.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this Indenture as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the form and terms of each particular Series of Securities established as contemplated hereunder.

“Initial Purchasers” means the initial purchasers named in a purchase agreement, as initial purchasers of the series A Securities in an offering of such Securities.

“Initial Securities” means the series A Securities issued under this Indenture.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“interest”, when used with respect to any Security, means the amount of all interest accruing on such Security, including all additional interest payable on the Securities pursuant to the Registration Rights Agreement.

“interest payment date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Issue Date” means, as to any Series, the original date of issuance of the Securities of such Series.

“Lien” or “Liens” has the meaning specified in Section 10.02.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Non-U.S. Person” means a person who is not a U.S. person, as defined in Regulation S.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice-President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers, one of whom must be the Company’s principal executive officer, principal financial officer, principal accounting officer or Treasurer.

“Offshore Global Security” has the meaning set forth in Section 3.01.

“Offshore Physical Security” has the meaning set forth in Section 3.01.

“Opinion of Counsel” means a written opinion of counsel, who may (except as otherwise expressly provided in this Indenture) be an employee of or counsel for the Company.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

               (i)      Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

              (ii)      Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

             (iii)      Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether a quorum is present at a meeting of Holders of Securities, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.  Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) and/or interest on any Securities on behalf of the Company.

“Person” means any individual, Corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Security” has the meaning set forth in Section 3.01.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security, and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Principal Property” means any plant, office facility, warehouse, distribution center or equipment located within the United States of America (other than its territories or possessions) and owned by the Company or any Subsidiary, the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets of the Company, except any such property which the Board of Directors, in its good faith opinion, determines is not of material importance to the business conducted by the Company and its Subsidiaries, taken as a whole, as evidenced by a Board Resolution.

“Private Exchange” means the offer by the Issuer, pursuant to the Registration Rights Agreement, to the Initial Purchasers to issue and deliver to the Initial Purchasers, in exchange for the Initial Securities held by the Initial Purchasers, as part of their initial distribution, a like aggregate principal amount of Private Exchange Securities.

“Private Exchange Securities” means the series B Securities to be issued pursuant to this Indenture to the Initial Purchasers in a Private Exchange.

“Private Placement Legend” means the legend set forth on the Initial Securities in the form set forth in Section 2.02(a).

“Purchase Agreement” means a purchase agreement among the Company and the Initial Purchasers named therein relating to the purchase and sale of Initial Securities.

“Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A.

“Registration Rights Agreement” means, with respect to any issuance of Initial Securities under this Indenture, the registration rights agreement entered into among the Company and the Initial Purchasers of such Initial Securities.

“Regulation S” means Regulation S under the Securities Act.

“Responsible Officer”, when used with respect to the Trustee, means any officer of the Trustee assigned by it to administer its corporate trust matters and who shall have direct responsibility for the administration of this Indenture.

“Restricted Subsidiary” means any Subsidiary of the Company which owns or leases Principal Property.

“Restricted Security” has the meaning specified in Section 2.06.

“Rule 144A” means Rule 144A under the Securities Act.

“Securities” means the Initial Securities, the Exchange Securities and the Private Exchange Securities issued hereunder.  Initial Securities of a Series together with any Exchange Securities and Private Exchange Securities issued in respect thereof shall all be deemed a part of the same Series for the purpose of this Indenture.

“Securities Act” means the Securities Act of 1933.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

“Series” means a series of Securities established under this Indenture, treated as a single Series, issued under this Indenture.

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means any Corporation or other business entity of which securities (excluding securities entitled to vote for directors only by reason of the happening of a contingency) entitled to elect at least a majority of the Corporation’s directors shall at the time be owned, directly or indirectly, by the Company, or one or more Subsidiaries, or by the Company and one or more Subsidiaries.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as provided in Section 9.05.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include such successor Person.

“U.S. Global Security” has the meaning set forth in Section 3.01.

“U.S. Government Obligations” means direct obligations of the United States of America, backed by its full faith and credit.

“U.S. Physical Security” has the meaning set forth in Section 3.01.

“Vice President”, when used with respect to the Company, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

Compliance Certificates and Opinions

.  Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion whether such covenant or condition has been complied with; and

a statement whether, in the opinion of each such individual, such condition or covenant has been complied with.

Form of Documents Delivered to Trustee

.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of any officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate or opinion is based are erroneous.  Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Acts of Holders

.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing, and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of Securities shall be proved by the Security Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Notices, Etc., to Trustee and Company

.  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with a Responsible Officer of the Trustee at its Corporate Trust Office, Attention:  Corporate Trust Administration; or

the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument (Attention:  General Counsel) or at any other address previously furnished in writing to the Trustee by the Company.

Notices to Holders; Waiver

.  Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder’s address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made by or with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Compliance with Trust Indenture Act

.  Upon the first effectiveness of a registration statement under the Securities Act with respect to Securities issued hereunder, this Indenture will be subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

Effect of Headings and Table of Contents

.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Successors and Assigns

.  All covenants and agreements in this Indenture by the Company or the Trustee shall bind its successors and assigns, whether so expressed or not.

Separability Clause

.  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Benefits of Indenture

.  Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Securities Registrar, and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Governing Law

.  This Indenture and the Securities shall be governed by and construed in accordance with the internal laws of the State of New York.

Legal Holidays

.  Except as may be otherwise specified with respect to any particular Series, in any case where any interest payment date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the interest payment date or at the Stated Maturity, provided that no interest shall accrue for the period from and after such interest payment date or Stated Maturity, as the case may be.

Counterparts

.  This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECURITY FORMS

Forms Generally

.

The Securities shall be in substantially the forms set forth, or referenced, in this Article, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

The Trustee’s certificates of authentication shall be in substantially the form set forth in this Article with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture.

The definitive Securities may be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Form of Face of Security

.

The form of the face of the Initial Securities shall be substantially as follows:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, PLEDGED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE LATER OF THE DATE OF THE ORIGINAL ISSUANCE OF THIS NOTE OR THE DATE THIS NOTE WAS ACQUIRED FROM AN AFFILIATE OF THE COMPANY, REOFFER, PLEDGE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (A)(1),(2),(3), OR (7) OF RULE 501 UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT WHO, PRIOR TO SUCH TRANSFER, FURNISHES TO THE COMPANY A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTES AND AN OPINION OF COUNSEL (IF THE COMPANY SO REQUESTS), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

_____________________

Each Holder hereof, by its acceptance hereof, will be deemed to have agreed to be bound by the provisions of the Registration Rights Agreement (as defined on the reverse hereof).

_____________________

THE CLOROX COMPANY
[TITLE OF SECURITY]

SERIES A

CUSIP No. ___________

No. __________                                                                                                        [$]__________

THE CLOROX COMPANY, a Delaware corporation (the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________ or registered assigns the principal sum of _____________ [United States dollars] on [maturity date] at the office or agency of the Company referred to below, and to pay interest thereon on [insert interest payment dates] of each year, commencing on                      , accruing from                      or from the most recent date to which interest has been paid or duly provided for[, at the rate of [  ]% per annum, until the principal hereof is paid or duly provided for.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.]

The interest so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the [insert record dates], whether or not a Business Day, as the case may be, next preceding such interest payment date.  Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such record date, and may be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of the Depositary or any clearing agency through which clearing of trades of the Securities regularly takes place or any securities exchange on which the Securities may be listed, and upon such notice as may be required by the Depositary or any such clearing agency or exchange, all as more fully provided in such Indenture.  In addition, the Company may be obligated to pay additional interest pursuant to certain provisions of the Registration Rights Agreement.

If this Security is a Global Security, all payments in respect of this Security will be made to the Depositary or its nominee in immediately available funds in accordance with customary procedures established from time to time by the Depositary.  If this Security is a Global Security and a Restricted Security, reference is made to the restriction on ownership of beneficial interests herein contained in the Indenture.  If this Security is not a Global Security, payment of the principal of, premium, if any, and interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof.

Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, The Clorox Company has caused this instrument to be duly executed.

Dated:

THE CLOROX COMPANY

By:
           Name:
          Title:

By:
           Name:
          Title:

The form of the face of the Exchange Securities and Private Exchange Securities shall be substantially as follows:

THE CLOROX COMPANY

_______________________

[TITLE OF SECURITY]

SERIES B

CUSIP No. ___________

No. __________                                                                                                        [$]__________

THE CLOROX COMPANY, a Delaware corporation (the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________ or registered assigns the principal sum of ________________ [United States Dollars] on [maturity date], at the office or agency of the Company referred to below, and to pay interest thereon on [insert interest payment dates] of each year, commencing on                      , accruing from                      or from the most recent date to which interest has been paid or duly provided for[, at the rate of [  ]% per annum, until the principal hereof is paid or duly provided for.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months. ]

The interest so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on [insert record dates], whether or not a Business Day, as the case may be, next preceding such interest payment date.  Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such record date, and may be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of the Depositary or any clearing agency through which clearing of trades of the Securities regularly takes place or any securities exchange on which the Securities may be listed, and upon such notice as may be required by the Depositary or any such clearing agency or exchange, all as more fully provided in such Indenture.

If this Security is a Global Security, all payments in respect of this Security will be made to the Depositary or its nominee in immediately available funds in accordance with customary procedures established from time to time by the Depositary.  If this Security is not a Global Security, payment of the principal of, premium, if any, and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the New York, New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof.

Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, The Clorox Company has caused this instrument to be duly executed.

THE CLOROX COMPANY

By:
           Name:
          Title:

By:
           Name:
          Title:

Form of Reverse of Security

.

The form of the reverse of the Initial Securities shall be substantially as follows:

THE CLOROX COMPANY
[TITLE OF SECURITY]

SERIES A

This Security is one of a duly authorized issue of Securities of the Company designated as its [Title of Security] (the “Series A Securities”), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to [$][                     ] which may be issued under an indenture (herein called the “Indenture”) dated as of December 3, 2004 between the Company and The Bank of New York Trust Company, N.A., as trustee (herein called the “Trustee”, which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

All capitalized terms used in this Series A Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

No reference herein to the Indenture and no provisions of this Series A Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

[Insert any additional interest provisions.]

[Optional redemption provisions, if applicable.]

[Mandatory Redemption provision, if applicable.]

[Additional Covenants.]

The Holder of this Security is entitled to the benefits of a Registration Rights Agreement, dated as of [                     ], among the Company and the Initial Purchasers named therein (as such may be amended from time to time, the “Registration Rights Agreement”).  Pursuant to the Registration Rights Agreement, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Security for [Title of Security], Series B, of the Company (the “Series B Securities”), which have been registered (or, with respect to certain Series B Securities, which will be entitled to such registration, as set forth in the Registration Rights Agreement) under the Securities Act, in like principal amount and having identical terms as the Series A Securities.  The Holders of Series A Securities shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.  The Series A Securities and the Series B Securities are together referred to herein as the “Securities”.

The Indenture contains provisions (which provisions apply to this Series A Security) for defeasance at any time of (a) the entire indebtedness of the Company on this Series A Security and (b) certain restrictive covenants and related Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

The Company and the Trustee may, without the consent of the Holders of any Outstanding Securities, amend, waive or supplement the Indenture or the Securities for certain specified purposes, including curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act and making any change that does not adversely affect the rights of any Holder.  Other amendments and modifications of the Indenture or the Securities may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities, subject to certain exceptions requiring the consent of the Holders of the particular Securities to be affected.  Any such consent or waiver by or on behalf of the Holder of this Series A Security shall be conclusive and binding upon such Holder and upon all future Holders of this Series A Security and of any Series A Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Series A Security.

All Series A Securities and Series B Securities shall vote together as one series of securities under the Indenture.

The Series A Securities are issuable only in registered form without coupons in denominations of [     ] and any integral multiple of [     ] in excess thereof.  As provided in the Indenture and subject to certain limitations therein set forth, the Series A Securities are exchangeable for a like aggregate principal amount of Series A Securities of a different authorized denomination, as requested by the Holder surrendering the same.

If this Series A Security is in certificated form, then as provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Series A Security is registrable on the Security Register of the Company, upon surrender of this Series A Security for registration of transfer at the office or agency of the Company maintained for such purpose in New York, New York, or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series A Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

If this Series A Security is a Restricted Security in certificated form, then as provided in the Indenture and subject to certain limitations therein set forth, the Holder, provided it is a Qualified Institutional Buyer, may exchange this Series A Security for a book-entry security by instructing the Trustee to arrange for such Series A Security to be represented by a beneficial interest in a Global Security in accordance with the customary procedures of the Depositary.

If this Series A Security is a Global Security, it is exchangeable for Series A Securities in certificated form if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor Depositary is not appointed by the Company within 90 days of such notice or such cessation, as the case may be, (ii) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be exchangeable or (iii) there shall have occurred and be continuing an Event of Default with respect to any Securities represented by the Global Security.  Upon the occurrence in respect of any Global Security of any one or more of the conditions specified in clauses (i), (ii) and (iii) of the preceding sentence such Global Security may be exchanged for Securities not bearing the legend specified in Section 2.05 and registered in the names of such Persons as may be specified by the Depositary (including Persons other than the Depositary).  In addition, in accordance with the provisions of the Indenture and subject to certain limitations therein set forth, a beneficial owner of a beneficial interest in a Global Security may request a Series A Security in certificated form, in exchange in whole or in part, as the case may be, for such beneficial owner’s interest in the Global Security.  In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in certificated form of Series A Securities in authorized denominations equal in principal amount to such beneficial interest and to have such Series A Securities registered in its name.

No service charge shall be made for any registration of transfer or exchange or redemption of Series A Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

At any time when the Company is not subject to Section 12 or 15(d) of the Exchange Act, upon the request of a Holder of a Series A Security, the Company will promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to such Holder or to a prospective purchaser of such Series A Security designated by such Holder, as the case may be, in order to permit compliance by such Holder with Rule 144A.

Prior to and at the time of due presentment of this Series A Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Series A Security is registered as the owner hereof for all purposes, whether or not this Series A Security shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

This Security shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of law provisions thereof.

ASSIGNMENT FORM

If you the Holder want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to
                                                                       (Insert assignee’s social security or tax ID number)

 (Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Security on the books of the Company.  The agent may substitute another to act for such agent.

In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933 (the “Securities Act”) covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the later of [            ], [     ], or the date two years (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) after the later of the date of issuance appearing on the face of this Security and the last date on which the Company or an affiliate of the Company was the owner of this Security (or any Predecessor Security), the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that:

Check one

ٱ           This Security is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

or

ٱ           This Security is being transferred other than in accordance with (a) above and documents, including a transferee certificate substantially in the form attached hereto, are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If neither of the foregoing boxes is checked and, in the case of (b) above, if the appropriate document is not attached or otherwise furnished to the Trustee, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer or registration set forth herein and in Section 3.13 of the Indenture shall have been satisfied.

Date:                                                                Your signature:
(Sign exactly as your name appears on the other side of this Security)

By:
Notice:  To be executed by an executive officer

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A (including the information specified in Rule 144A(d)(4)) or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:

By:
Notice:  To be executed by an executive officer

The form of the reverse of the Series B Securities shall be substantially as follows:

THE CLOROX COMPANY
[TITLE OF SECURITY]

SERIES B

This Security is one of a duly authorized issue of Securities of the Company designated as its [Title of Security], Series B (the “Series B Securities”), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to [$][                        ], which may be issued under an indenture (herein called the “Indenture”) dated as of December 3, 2004 between the Company and The Bank of New York Trust Company, N.A., as trustee (herein called the “Trustee”, which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

All capitalized terms used in this Series B Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

No reference herein to the Indenture and no provision of this Series B Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the time, place and rate, and in the coin or currency, herein prescribed.

[Insert any additional interest provisions.]

[Optional redemption provisions, if applicable.]

[Mandatory Redemption provision, if applicable.]

[Additional Covenants.]

The Series B Securities were issued pursuant to an exchange offer pursuant to which [Title of Security] of the Company (the “Series A Securities”), in like principal amount and having substantially identical terms as the Series B Securities, were exchanged for the Series B Securities.  The Series A Securities and the Series B Securities are together referred to herein as the “Securities”.

The Indenture contains provisions (which provisions apply to this Series B Security) for defeasance at any time of (a) the entire indebtedness of the Company on this Series B Security and (b) certain restrictive covenants and related Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

The Company and the Trustee may, without the consent of the Holders of any Outstanding Securities, amend, waive or supplement the Indenture or the Securities for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act and making any change that does not adversely affect the rights of any Holder.  Other amendments and modifications of the Indenture or the Securities may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities, subject to certain exceptions requiring the consent of the Holders of the particular Securities to be affected.  Any such consent or waiver by or on behalf of the Holder of this Series B Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Series B Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Series B Security.

All Series A Securities and Series B Securities shall vote together as one series of securities under the Indenture.

The Series B Securities are issuable only in registered form without coupons in denominations of [     ] and any amount in excess thereof which is an integral multiple of [     ].  As provided in the Indenture and subject to certain limitations therein set forth, the Series B Securities are exchangeable for a like aggregate principal amount of Series B Securities of a different authorized denomination, as requested by the Holder surrendering the same.

If this Series B Security is in certificated form, then as provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Series B Security is registrable on the Security Register of the Company, upon surrender of this Series B Security for registration of transfer at the office or agency of the Company maintained for such purpose in New York, New York, or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series B Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

If this Series B Security is a Global Security, it is exchangeable for Series B Securities in certificated form if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor Depositary is not appointed by the Company within 90 days of such notice or such cessation, as the case may be, (ii) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be exchangeable or (iii) there shall have occurred and be continuing an Event of Default with respect to any Securities represented by the Global Security.  Upon the occurrence in respect of any Global Security of any one or more of the conditions specified in clauses (i), (ii) and (iii) of the preceding sentence such Global Security may be exchanged for Securities not bearing the legend specified in Section 2.05 and registered in the names of such Persons as may be specified by the Depositary (including Persons other than the Depositary).  In addition, in accordance with the provisions of the Indenture and subject to certain limitations therein set forth, a beneficial owner of a beneficial interest in a Global Security may request a Series B Security in certificated form, in exchange in whole or in part, as the case may be, for such beneficial owner’s interest in the Global Security.  In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in certificated form of Series B Securities in authorized denominations equal in principal amount to such beneficial interest and to have such Series B Securities registered in its name.

No service charge shall be made for any registration of transfer or exchange or redemption of Series B Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to and at the time of due presentment of this Series B Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Series B Security is registered as the owner hereof for all purposes, whether or not this Series B Security shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

This Security shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of law provisions thereof.

ASSIGNMENT FORM

If you the Holder want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to
                                                                       (Insert assignee’s social security or tax ID number)

 (Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Security on the books of the Company.  The agent may substitute another to act for such agent.

Date:                                                                Your signature:
(Sign exactly as your name appears on the other side of this Security)

By:
Notice:  To be executed by an executive officer

Signature Guarantee:

Form of Trustee’s Certificate of Authentication

.  This is one of the Securities of the series designated therein and issued pursuant to the within-mentioned Indenture.

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

THE BANK OF NEW YORK TRUST COMPANY, N.A.,

By:
         Authorized Signatory

Form of Legend for Global Securities

.  Any Global Security authenticated and delivered hereunder shall, in addition to the provisions contained in Sections 2.02 and 2.03, bear a legend in substantially the following form or such similar form as may be required by the Depositary:

“THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY OR A SUCCESSOR DEPOSITARY.  THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York), a New York corporation, to the issuer or to its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of The Depository Trust Company (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.”

Form of Legend on Restricted Securities

.  During the period beginning on the later of the Issue Date and the last date on which the Company or any Affiliate of the Company was the owner of an Initial Security (or any Predecessor Security) and ending on the date two years (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) from any such date (or such longer period as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company), any Initial Security issued or owned during the period set forth above, as the case may be, and any Security issued upon registration of transfer of, or in exchange for, or in lieu of, such Initial Security, shall be deemed a “Restricted Security” and shall be subject to the restrictions on transfer provided in the legend set forth on the face of the form of the Initial Security in Section 2.02(a); provided, however, that the term “Restricted Security” shall not include (a) any Initial Security which is issued upon transfer of, or in exchange for, any Security which is not a Restricted Security, (b) any Initial Security as to which such restrictions on transfer have been terminated in accordance with Section 3.05, (c) any Exchange Security issued pursuant to the Registered Exchange Offer or (d) any Exchange Security covered by a Shelf Registration Statement (as defined in the Registration Rights Agreement).  Any Restricted Security shall bear the legend set forth on the face of the Security pursuant to Section 2.02(a).

THE SECURITIES

Issuable in Series

.  The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more Series.  All Securities of a Series shall be identical except as may be set forth in a Board Resolution, a supplemental indenture or an Officers’ Certificate detailing the adoption of the terms thereof pursuant to the authority granted under a Board Resolution and except for such differences in applicable transfer restrictions as between Initial Securities and Exchange Securities of a Series.  In the case of Securities of a Series to be issued from time to time, the Board Resolution, Officers’ Certificate or supplemental indenture may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined.  Securities may differ between Series in respect of any matters, provided that all Series of Securities shall be equally and ratably entitled to the benefits of the Indenture.

Establishment of Terms of Series of Securities

.  At or prior to the issuance of any Securities within a Series, the following shall be established (as to the Series generally, in the case of paragraph (a), and either as to such Securities within the Series or as to the Series generally, in the case of paragraphs (b) through (u) by a Board Resolution, a supplemental indenture or an Officers’ Certificate pursuant to authority granted under a Board Resolution:

the title of the Series, including CUSIP numbers (which shall distinguish the Securities of that particular Series from the Securities of any other Series);

the price or prices (expressed as a percentage of the principal amount thereof) at which the Securities of the Series will be issued;

any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Sections 3.04, 3.05, 3.06, 9.06 and 11.06);

the date or dates on which the principal of the Securities of the Series is payable;

the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the Securities of the Series shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall commence and be payable and any regular record date for the interest payable on any interest payment date;

the place or places where the principal of premium, and interest, if any, on the Securities of the Series shall be payable, or the method of such payment, if by wire transfer, mail or other means;

if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of the Series may be redeemed, in whole or in part, at the option of the Company;

the obligation, if any, of the Company to redeem or purchase the Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the Series shall be redeemed or purchased, in whole or in part, pursuant to such obligation or the right, if any, of the Company to redeem and pay the Holders for a portion or all of the face amount and accrued but unpaid interest of any Securities in a Series held by them prior to the Stated Maturity thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the Series shall be redeemed, in whole or in part, pursuant to such right;

the dates, if any, on which and the price or prices at which the Securities of the Series will be repurchased by the Company at the option of the Holders thereof and other detailed terms and provisions of such repurchase obligations;

if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Securities of the Series shall be issuable;

whether the Securities will be represented by a Global Security and the terms of such Global Security;

if other than the principal amount thereof, the portion of the principal amount of the Securities of the Series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 5.02;

the currency of denomination of the Securities of the Series, which may be Dollars or any foreign currency, including, but not limited to, the Euro, and if such currency of denomination is a composite currency other than the Euro, the agency or organization, if any, responsible for overseeing such composite currency;

the designation of the currency, currencies or currency units in which payment of the principal of, premium and interest, if any, on the Securities of the Series will be made;

if payments of principal of premium or interest, if any, on the Securities of the Series are to be made in one or more currencies or currency units other than that or those in which such Securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

the manner in which the amounts of payment of principal of or interest, if any, on the Securities of the Series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

the provisions, if any, relating to any security provided for the Securities of the Series;

any addition to, omission from or change in the Events of Default which applies to any Securities of the Series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 5.02;

any addition to, omission from or change in the covenants set forth in Articles VIII or X which applies to Securities of the Series;

any other terms of the Securities of the Series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.01, but which may modify or delete any provision of this Indenture insofar as it applies to such Series); and

any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to Securities of such Series if other than those appointed herein.

All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, supplemental indenture or Officers’ Certificate referred to above, and the authorized principal amount of any Series may not be increased to provide for issuances of additional Securities of such Series, unless otherwise provided in such Board Resolution, supplemental indenture or Officers’ Certificate.

Initial Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of a single permanent global security (the “U.S. Global Security”) and Initial Securities offered and sold in reliance on Regulation S shall be issued initially in the form of a single permanent global security (the “Offshore Global Security” and together with the U.S. Global Security, the “Global Securities”), each substantially in the form set forth in Sections 2.02(a) and 2.03(a) hereof, deposited with the Trustee, as custodian of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of any Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

Initial Securities which are offered and sold to Institutional Accredited Investors which are not QIBs (excluding Non-U.S. Persons) shall be issued in the form of permanent certificated Securities in registered form (the “U.S. Physical Securities”).  Securities issued pursuant to Section 3.13 in exchange for interests in the U.S. Global Security shall be in the form of U.S. Physical Securities.  Securities issued in exchange for interests in the Offshore Global Security pursuant to Section 3.13 shall be in the form of permanent certificated Securities in registered form (the “Offshore Physical Securities” and together with the U.S. Physical Securities, the “Physical Securities”).

Exchange Securities may be issued only in exchange for a like principal amount of Initial Securities pursuant to an Exchange Offer.

Execution and Authentication

.  Two Officers shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

A Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall at any time, and from time to time, authenticate Securities for original issue in the principal amount provided in the Board Resolution, supplemental indenture hereto or Officers’ Certificate, upon receipt by the Trustee of a Company Order.  Such Company Order may authorize authentication and delivery pursuant to electronic instructions from the Company or its duly authorized agent or agents.  Each Security shall be dated the date of its authentication.

The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution, supplemental indenture hereto or Officers’ Certificate delivered pursuant to Section 3.02, except as provided in the definition of “Outstanding Securities.”

Prior to the issuance of Securities of any Series, the Trustee shall have received and (subject to Section 6.03) shall be fully protected in relying on (a) the Board Resolution, supplemental indenture hereto or Officers’ Certificate establishing the form of the Securities of that Series or of Securities within that Series and the terms of the Securities of that Series or of Securities within that Series, (b) an Officers’ Certificate complying with Section 1.02, and (c) an Opinion of Counsel complying with Section 1.02.

The Trustee shall have the right to decline to authenticate and deliver any Securities of such Series (a) if the Trustee, being advised by counsel, determines that such action may not lawfully be taken; or (b) if the Trustee in good faith by a trust committee of Responsible Officers shall determine that such action would expose the Trustee to personal liability to Holders of any then outstanding Series of Securities.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities.  An authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

Temporary Securities

.  Pending the preparation of definitive Securities of a Series, the Company may execute, and upon Company Order the Trustee shall authenticate and make available for delivery, temporary Securities of a Series which are printed, lithographed, typewritten or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Securities may determine, as evidenced by their execution of such Securities.  Such temporary Securities may be in the form of Global Securities.

If temporary Securities of a Series are issued, the Company will cause definitive Securities of such Series to be prepared without unreasonable delay.  After the preparation of definitive Securities, the applicable temporary Securities shall be exchangeable for definitive Securities of like tenor upon surrender of such temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 3.14, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities of a Series the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a like principal amount of definitive Securities of such Series of like tenor and of any authorized denominations.  Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

Registration; Registration of Transfer and Exchange

.  The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities.  The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided at the Corporate Trust Office.

Upon surrender for registration of transfer of any Security at the office or agency of the Company designated for such purpose pursuant to Section 3.14, the Company shall execute and the Trustee shall authenticate and deliver (in the name of the designated transferee or transferees) one or more new Securities of the same Series, of any authorized denominations and of a like aggregate principal amount and tenor and bearing a number not contemporaneously outstanding.

Subject to the provisions of Sections 3.12 and 3.13, at the option of the Holder, Securities of a Series may be exchanged for other Securities of such Series, of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Securities to be exchanged at the office or agency of the Company designated for such purpose pursuant to Section 3.14.  Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Securities which the Holder making the exchange is entitled to receive.

If an Initial Security is a U.S. Physical Security, then as provided in this Indenture and subject to the limitations herein set forth, the Holder, provided it is a Qualified Institutional Buyer, may exchange such Security for a book-entry security by instructing the Trustee to arrange for such Initial Security to be represented by a beneficial interest in a Global Security.

All Securities issued upon any registration of transfer or exchange of Securities, including any exchange pursuant to an Exchange Offer, shall be the valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange, and no such transfer or exchange shall constitute a repayment of any obligation, nor create any new obligation, of the Company.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or such Holder’s attorney duly authorized in writing.

Every Restricted Security shall be subject to the restrictions on transfer provided in the legend required to be set forth on the face of each Restricted Security pursuant to Section 2.06, Section 2.02(a) and the restrictions set forth in this Section 3.05, and the Holder of each Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by such restrictions on transfer.

The restrictions imposed by this Section 3.05 and Section 2.06 upon the transferability of any particular Restricted Security shall cease and terminate (a) in the case of an Offshore Global Security or an Offshore Physical Security, on the 41st day after the Issue Date or (b) in the case of a U.S. Global Security or a U.S. Physical Security, on (x) the later of December 3, 2006 or two years (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) after the later of the Issue Date or the last date on which the Company or any Affiliate of the Company was the owner of such Restricted Security (or any predecessor of such Restricted Security) or (y) (if earlier) if and when such Restricted Security has been sold pursuant to an effective registration statement under the Securities Act or, unless the Holder thereof is an affiliate of the Company within the meaning of Rule 144 (or such successor provision), transferred pursuant to Rule 144 or Rule 904 under the Securities Act (or any successor provision).  Any Restricted Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Security for exchange to the Trustee or any transfer agent in accordance with the provisions of this Section 3.05, be exchanged for a new Security, of like series, tenor and aggregate principal amount, which shall not bear the restrictive legend required by Section 2.06 and shall thereafter be deemed not to be a Restricted Security for any purpose under this Indenture.  The Company shall inform the Trustee in writing of the effective date of any registration statement registering any Restricted Securities under the Securities Act.

No service charge shall be made for any registration of transfer, exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04 or 9.06 not involving any transfer.

The Company may but shall not be required (i) to issue, register the transfer of or exchange Securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 11.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

Notwithstanding any other provision of this Indenture, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary.

Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in the Security shall be required to be reflected in a book entry.

When Securities are presented to the Security Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Security Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met.  To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Security Registrar’s request.

Mutilated, Destroyed, Lost and Stolen Securities

.  If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security, including a Global Security if the destroyed, lost or stolen Security was a Global Security, of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.  A new Security shall have such legends as appeared on the old Security unless the Company determines otherwise.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Payment of Interest; Interest Rights Preserved

.  Interest on any Security which is payable, and is punctually paid or duly provided for, on any date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered in the Security Register at the close of business on the record date for such interest payment date.

Any interest on any Security which is payable but is not punctually paid or duly provided for on any interest payment date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant record date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

The Company may elect to make payment of any Defaulted Interest to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be so held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities at such Holder’s address as it appears in the Security Register, not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

The Company may make payment of any Defaulted Interest on such Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of, or in exchange for, or in lieu of, any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Persons Deemed Owners

.  Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered in the Security Register as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.07) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

No holder of any beneficial interest in any Global Security held on its behalf by the Depositary (or its nominee) shall have any rights under this Indenture with respect to such Global Security or any Security represented thereby, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the owner of such Global Security or any Security represented thereby for all purposes whatsoever.  Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and such holders of beneficial interest in such Global Security, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominees) as Holder of such Global Security.

Cancellation

.  All Securities surrendered for payment or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it.  The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and made available for delivery hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly canceled by the Trustee.   No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture.  All canceled Securities held by the Trustee shall be returned to the Company upon its written request therefor.

Computation of Interest

.  Unless the terms of a Series shall provide otherwise as to such Series, interest on the Securities of each Series shall be computed on the basis of a 360-day year of twelve 30-day months.

CUSIP Numbers

.  The Company in issuing any Initial Securities or Exchange Securities of a Series may use “CUSIP” numbers, and if it does so, the Trustee shall use the applicable CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the applicable Securities, and that reliance may be placed only on the other identification numbers printed on the Securities.  The Company will promptly notify the Trustee of any change in any CUSIP number.  All Exchange Securities shall bear identical CUSIP numbers.  The Company shall promptly notify the Trustee in writing of any change in the CUSIP number of any Securities.

Book-Entry Provisions for Global Security

.

Each Global Security initially shall (i) be registered in the name of the Depositary for such Global Security or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for the Depositary and (iii) bear legends as set forth in Section 2.05.

Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees.  Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 3.13.  Beneficial owners may obtain Physical Securities of a Series in exchange for their beneficial interests in a Global Security of such Series upon request in accordance with the Depositary’s and the Security Registrar’s procedures (x) in the case of an Offshore Global Security, at any time on or after the 41st day following the Issue Date, and (y) in the case of a U.S. Global Security, at any time.  In addition, Physical Securities of a Series shall be issued in exchange for a Global Security of such Series if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor Depositary is not appointed by the Company within 90 days of such notice or such cessation, as the case may be, (ii) the Company determines that the Securities shall no longer be represented by a Global Security and executes and delivers to the Trustee a Company Order that such Global Security shall be so exchangeable or (iii) an Event of Default or event which, with notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing with respect to any Securities represented by such Global Security.  Upon the occurrence in respect of any Global Security of any one or more of the conditions specified in clauses (i), (ii) and (iii) of the preceding sentence such Global Security may be exchanged for Securities not bearing the legend specified in Section 2.05 and registered in the names of such Persons as may be specified by the Depositary (including Persons other than the Depositary).

Any beneficial interest in Offshore Global Securities of a Series that is transferred to a Person who takes delivery in the form of an interest in U.S. Global Securities of such Series will, upon transfer, cease to be an interest in Offshore Global Securities and become an interest in the U.S. Global Securities and vice versa and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in the applicable transferee Global Security for as long as it remains such an interest.

In connection with any transfer of a portion of the beneficial interest in a U.S. Global Security to beneficial owners pursuant to subsection (b) of this Section, the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of such U.S. Global Security in an amount equal to the principal amount of the beneficial interest in such U.S. Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and make available for delivery, one or more U.S. Physical Securities of like Series, tenor and amount.

In connection with the transfer of an entire Global Security to beneficial owners thereof pursuant to subsection (b) of this Section, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of the same Series of authorized denominations.

Any U.S. Physical Security delivered in exchange for an interest in the U.S. Global Security pursuant to subsection (b) or subsection (d) of this Section shall, except as otherwise provided by paragraph (a)(i)(x) or paragraph (e) of Section 3.13, bear the Private Placement Legend.

The registered holder of the Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

QIBs that are beneficial owners of interests in a Global Security may receive Physical Securities of the same Series (which shall bear the Private Placement Legend if required by Section 2.06) in accordance with the procedures of the Depositary.  In connection with the execution, authentication and delivery of such Physical Securities, the Registrar shall reflect on its books and records a decrease in the principal amount of the relevant Global Security equal to the principal amount of such Physical Securities, and the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Securities having an equal aggregate principal amount.

Special Transfer Provisions

.  Unless and until (i) an Initial Security is sold under an effective registration statement or (ii) such Initial Security is exchanged for an Exchange Security in connection with an effective registration statement, in each case pursuant to the Registration Rights Agreement, the following provisions shall apply to each Initial Security:

Transfers to Non-QIB Institutional Accredited Investors.  The following provisions shall apply with respect to registration of any proposed transfer of a Restricted Security to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons):

The Security Registrar shall register the transfer of any Initial Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is subsequent to a date which is two years after the later of the Issue Date and the last date on which the Company or any of its Affiliates was the owner of such Security or (y) the proposed transferee has delivered to the Security Registrar a certificate substantially in the form of Exhibit A hereto.

If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Security seeking to transfer a U.S. Physical Security to another Person, upon receipt by the Security Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary’s and the Security Registrar’s procedures therefor, the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and make available for delivery, one or more U.S. Physical Securities of like Series, tenor and amount.

Transfers to QIBs.  The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to a QIB (other than a Non-U.S. Person):

If the Security to be transferred consists of (x) U.S. Physical Securities, the Security Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of an Initial Security stating, or has otherwise advised the Company and the Security Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of an Initial Security stating, or has otherwise advised the Company and the Security Registrar in writing, that it is purchasing the Initial Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account are QIBs within the meaning of Rule 144A, and that it is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in the U.S. Global Security, the transfer of such interest may be effected only through the book-entry system maintained by the Depositary.

If the proposed transferee is an Agent Member, and the Initial Security to be transferred consists of U.S. Physical Securities, upon receipt by the Security Registrar of instructions given in accordance with the Depositary’s and the Security Registrar’s procedures therefor, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the U.S. Physical Securities to be transferred, and the Trustee shall cancel the U.S. Physical Securities so transferred.

Transfers of Interests in the Offshore Global Security or Offshore Physical Securities to U.S. Persons.  The following provisions shall apply with respect to any transfer of interests in the Offshore Global Security or Offshore Physical Securities to U.S. Persons:

Prior to the removal of the Private Placement Legend from the Offshore Global Security or Offshore Physical Securities pursuant to Section 2.06 and Section 3.05, the Security Registrar shall refuse to register such transfer.

After such removal, the Security Registrar shall register the transfer of any such Security without requiring any additional certification.

Transfers to Non-U.S. Persons at Any Time.  The following provisions shall apply with respect to any transfer of an Initial Security to a Non-U.S. Person:

The Security Registrar shall register any proposed transfer to any Non-U.S. Person if the Security to be transferred is a U.S. Physical Security or an interest in the U.S. Global Security only upon receipt of a certificate substantially in the form of Exhibit B from the proposed transferor.

(x) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Security, upon receipt by the Registrar of (1) the documents required by paragraph (i) of this paragraph (d) and (2) instructions in accordance with the Depositary’s and the Security Registrar’s procedures, the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred, and (y) if the proposed transferee is an Agent Member, upon receipt by the Security Registrar of instructions given in accordance with the Depositary’s and the Security Registrar’s procedures, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Security in an amount equal to the principal amount of the U.S. Physical Securities or the U.S. Global Security, as the case may be, to be transferred, and the Trustee shall cancel the Physical Security so transferred or decrease the principal amount of the U.S. Global Security, as the case may be.

Private Placement Legend.  Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Security Registrar shall deliver Securities that do not bear the Private Placement Legend.  Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Security Registrar shall deliver only Securities that bear the Private Placement Legend unless either (i) the Private Placement Legend is no longer required pursuant to Section 2.06 and Section 3.05, or (ii) there is delivered to the Security Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

General.  By its acceptance of any Security, or any beneficial interest in any Global Security, bearing the Private Placement Legend, each Holder of such Security or beneficial interest acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.  The Security Registrar shall not register a transfer of any Security unless such transfer complies with the restrictions on transfer of such Security set forth in this Indenture.  In connection with any transfer of Securities to an Institutional Accredited Investor, each such Holder or beneficial owner agrees by its acceptance of the Securities to furnish the Security Registrar or the Company such certifications, legal opinions or other information as such Person may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Security Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

The Security Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 3.12 or this Section 3.13.   The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

Maintenance of Office or Agency

.  The Company will maintain an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The Corporate Trust Office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and monitor the other office or agency for one or more of such purposes.  The Company will give prompt written notice to the Trustee of the location and any change in the location of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Money for Securities Payments To Be Held in Trust

.  If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency in which such Securities are payable sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its failure so to act.

Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of (and premium, if any) or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its failure so to act.

The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

give the Trustee notice of any default by the Company in the making of any payment of principal (and premium, if any) or interest on Securities; and

at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent, and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company on Company Request.

SATISFACTION AND DISCHARGE

Satisfaction and Discharge of Indenture

.  This Indenture shall upon Company Request cease to be of further effect as to any Series (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such Series, when either

all Securities of such Series theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 3.15) have been delivered to the Trustee for cancellation; or

all Securities of such Series not theretofore delivered to the Trustee for cancellation have become due and payable; or

will become due and payable at their Stated Maturity within one year;

and the Company, in the case of (A) or (B), has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount, in the currency in which such Securities are payable, sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the respective Stated Maturity;

the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture as to a Series, the obligations of the Company to the Trustee under Section 6.07, and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 3.15, shall survive such satisfaction and discharge.

Application of Trust Money

.  Subject to provisions of the last paragraph of Section 3.15, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities of the applicable Series and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee but such money need not be segregated from other funds except to the extent required by law.

Defeasance and Discharge of Indenture

.  The Company shall be deemed to have paid and discharged the entire indebtedness on all the Outstanding Securities of a Series on the 91st day after the date of the deposit referred to in subparagraph (d) hereof, and the provisions of this Indenture, as they relate to such Outstanding Securities, shall no longer be in effect (and the Trustee, at the expense of the Company, shall, at Company Request, execute proper instruments acknowledging the same), except as to:

the rights of Holders of such Securities to receive, from the trust funds described in subparagraph (d) hereof, (i) payment of the principal of (and premium, if any) or interest on such Outstanding Securities on the Stated Maturity of such principal or installment of principal or interest and (ii) the benefit of any mandatory sinking fund payments applicable to such Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Securities ;

the Company’s obligations with respect to such Securities under Sections 3.05, 3.06, 3.14 and 3.15;

the rights, powers, trusts, duties and immunities of the Trustee hereunder;

provided that the following conditions shall have been satisfied:

the Company has deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 6.09) as trust funds in the trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities, (i) money in an amount, or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to in clause (A) or (B) of this subparagraph (d) money in an amount or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of (and premium, if any) and each installment of principal of (and premium, if any) and interest on the Outstanding Securities of such Series on the Stated Maturity of such principal or installment of principal and interest;

such deposit shall not cause the Trustee with respect to such Securities to have a conflicting interest as defined in Section 6.08 and for purposes of the Trust Indenture Act with respect to such Securities;

such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

no Event of Default of the type referred to in paragraph (d) or (e) with respect to the Company or event which with notice or lapse of time would become such an Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;

the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel to the effect that there has been a change in applicable Federal law such that, or the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, Holders of such Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposits, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred; and

the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the defeasance contemplated by this Section have been complied with.

Defeasance of Certain Obligations

.  The Company may, as to any Series, omit to comply with any term, provision or condition set forth in Sections 10.02 and 10.03 and any other similar restrictive covenant applicable to such Series and any such omission with respect to Sections 10.02 and 10.03 and any other applicable restrictive covenant shall not be an Event of Default; provided that the following conditions have been satisfied:

with reference to this Section 4.04, the Company has deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 6.09) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (i) money in an amount, or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the Stated Maturity money in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of (and premium, if any) and each installment of principal (and premium, if any) and interest on the Outstanding Securities of such Series on the Stated Maturity of such principal or installments of principal and interest;

such deposit shall not cause the Trustee to have a conflicting interest as defined in Section 6.08 and for purposes of the Trust Indenture Act;

such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

no Event of Default or event which with notice or lapse of time would become an Event of Default shall have occurred and be continuing on the date of such deposit;

the Company has delivered to the Trustee an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance contemplated in this Section have been complied with.

REMEDIES

Events of Default

.  “Event of Default” as to any Series wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, sale or regulation of any administrative or governmental body):

default in the payment of any interest upon any Security of such Series when it becomes due and payable, and continuance of such default for a period of 30 days; or

default in the payment of the principal of (or premium, if any, on) any Security of such Series at its Maturity; or

default in the performance, or breach, of any covenant or warranty of the Company in this Indenture applicable to such Series (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of such Series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect to the Company under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

the commencement by the Company for a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of such action.

The term “Bankruptcy Law” means title 11, U.S. Code or any similar Federal or state law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Acceleration of Maturity; Rescission and Annulment

.  If an Event of Default occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of a Series may declare the principal amount of all of the Securities of such Series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified portion thereof) shall become immediately due and payable.

At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if the Company has paid or deposited with the Trustee a sum sufficient to pay all overdue interest on all Securities of such Series,

the principal of (and premium, if any, on) any such Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities, to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07, and all Events of Default, other than the nonpayment of the principal of such Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Collection of Indebtedness and Suits for Enforcement by Trustee

.  The Company covenants that if

default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or default is made in the payment of the principal of (or premium, if any, on) any Securities at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Security, the whole amount then due and payable on such Security for principal (and premium, if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest at the rate or rates prescribed therefor in such Security, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Security and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Security, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Trustee May File Proofs of Claim

.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of any Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise, to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of all Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07) and of the Holders allowed in such judicial proceeding, and to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting any Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Trustee May Enforce Claims Without Possession of Securities

.  All rights of action and claims under this Indenture or any Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and for any other amounts due the Trustee under Section 6.07, be for the ratable benefit of the Holders of the Securities of each Series in respect of which such judgment has been recovered.

Application of Money Collected

.  Any money collected by the Trustee pursuant to this Article shall be applied in the following order, or at the date or dates of fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities of the applicable Series and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due the Trustee under Section 6.07; and

SECOND:  To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on such Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

THIRD:  The balance, if any, to the Company or as a court of competent jurisdiction shall direct in a final, non-appealable order.

Limitation on Suits

.  No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such Holder has previously given written notice to the Trustee of a continuing Event of Default;
the Holders of not less than 25% in principal amount of the Outstanding Securities of the same Series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;
the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and
no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of such Series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Unconditional Right of Holders To Receive Principal, Premium and Interest

.  Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.07) interest on such Security on the Stated Maturity or Maturities expressed in such Security and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Restoration of Rights and Remedies

.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Rights and Remedies Cumulative

.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Delay or Omission Not Waiver

.  No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Control by Holders

.  The Holders of a majority in aggregate principal amount of the Outstanding Securities of a Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such Series, provided that such direction shall not be in conflict with any rule of law or with this Indenture, and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Waiver of Past Defaults

.  The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of such Series may, on behalf of the Holders of all the Securities of such Series, waive any past default hereunder and its consequences, except a default in the payment of the principal of (or premium, if any) or interest on any Security, or in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security of such Series affected.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive any past default hereunder.  If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to waive any default hereunder, whether or not such Holders remain Holders after such record date; provided that unless such majority in principal amount shall have waived such default prior to the date which is 120 days after such record date, any such waiver of such default previously given shall automatically and without further action by any Holder be canceled and of no further effect.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Undertaking for Costs

.  All parties to this Indenture agree, and each Holder of any Security by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of a Series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the Stated Maturity or Maturities expressed in such Security.

Waiver of Stay or Extension Laws

.  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

THE TRUSTEE

Certain Duties and Responsibilities

.  The provisions of TIA Section 315 shall apply to the Trustee.

Notice of Defaults

.  Within 90 days after the occurrence of any default hereunder, the Trustee shall transmit by mail to all applicable Holders of Securities, as their names and addresses appear in the Security Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the applicable Holders of Securities; and provided, further, that in the case of any default of the character specified in Section 5.01(c), no such notice to Holders shall be given until at least 30 days after the occurrence thereof.  For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

Certain Rights of Trustee

.  Subject to the provisions of TIA Sections 315(a) through 315(d):

The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

Any instruction, request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order or as otherwise expressly provided herein and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate.

Before the Trustee acts or refrains from acting, the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.

The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture.

The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Except with respect to Section 10.01 herein, the Trustee shall have no duty to inquire as to the performance of the Company’s covenants in Article X hereof.  In addition, the Trustee shall not be deemed to have knowledge of any Event of Default except (i) any Event of Default occurring pursuant to Sections 5.01(1), 5.01(2) and 10.01 herein or (ii) any Event of Default of which a Reasonable Officer of the Trustee shall have received written notification.

In no event shall the Trustee be reasonable or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Not Responsible for Recitals or Issuance of Securities

.  The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1, when supplied to the Company, will be true and accurate subject to the qualifications set forth therein.  The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

May Hold Securities

.  The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Money Held in Trust

.  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed to in writing by the Company and the Trustee.

Compensation and Reimbursement

.  The Company agrees

to pay to the Trustee from time to time, as the Company and the Trustee shall from time to time agree in writing, compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by our negligence or willful misconduct; and
to indemnify the Trustee (and its agents and any predecessor Trustee) for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The obligations of the Company under this Section 6.07 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture.  Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Securities, and the Securities are hereby subordinated to each senior claim.  When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Article V hereof, the expenses (including reasonable fees and expenses of counsel) and the compensation for the service in connection therewith are intended to constitute expenses of administration under any applicable bankruptcy law.

The Trustee shall give the Company notice of any claim or liability for which the Trustee might be entitled to indemnification under subparagraph (3) of this Section 6.07 within a reasonable amount of time after a Responsible Officer of the Trustee receives written notice of such claim or liability.

Disqualification; Conflicting Interests

.  The provisions of TIA Section 310(b) shall apply to the Trustee.

Corporate Trustee Required; Eligibility

.  There shall at all times be a Trustee hereunder which shall be eligible to act under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal, state or District of Columbia authority.  The Trustee hereby represents and warrants that it is currently in compliance and at all times will remain in compliance with the requirements of this Section 6.09.  If such Corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.  Neither the Company, nor any Person directly or indirectly controlling, controlled by or under common control with the Company, shall act as Trustee hereunder.

Resignation and Removal; Appointment of Successor

.

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

The Trustee may resign at any time by giving written notice thereof to the Company.  If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

The Trustee may be removed as to any Series at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities of such Series, delivered to the Trustee and to the Company.  If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after such removal, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If at any time:

the Trustee shall fail to comply with TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of rehabilitation, conservation or liquidation, or the Trustee shall commence a voluntary case under the Federal bankruptcy laws, as now or thereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities of the same Series and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees and shall comply with the applicable requirements of Section 6.11.  If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered within 30 days after such resignation, removal or incapability, or the occurrence of such vacancy, the resigning, removed or incapacitated Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy as to each or any Series, a successor Trustee shall be appointed by an Act of the Holders of a majority in principal amount of the Outstanding Securities of the applicable Series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to such Series and to that extent supersede the successor Trustee appointed by the Company.  If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such Series.

The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of affected Securities as their names and addresses appear in the Security Register.  Each notice shall include the name of the successor Trustee with respect to the Securities of such Series and the address of its Corporate Trust Office.

Acceptance of Appointment by Successor

.

In case of the appointment hereunder of a successor Trustee with respect to a Series of Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraphs (a) and (b) of this Section, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Merger, Conversion, Consolidation or Succession to Business

.  Any Corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and make available for delivery the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities; in case any of the Securities shall not have been authenticated by the Trustee then in office, any successor by merger, conversion or consolidation to such Trustee may authenticate such Securities either in the name of such predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Preferential Collection of Claims Against Company

.  The Trustee shall comply with TIA Section 311(a).  A Trustee which has resigned or been removed is subject to TIA Section 311(a) to the extent indicated therein.

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Company To Furnish Trustee Names and Addresses of Holders

.  If the Trustee is not acting as Security Registrar for the Securities, the Company will furnish or cause to be furnished to the Trustee:

at intervals of no more than six months commencing after the Issue Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of each Series of Securities as of a date not more than 15 days prior to the time such information is furnished, and at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

Preservation of Information; Communication to Holders

.

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar.  The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders of the same Series of Securities with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by TIA Section 312(b).

Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 7.02(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.02(b).

Reports by Trustee

.  Within 60 days after May 15 of each year commencing with May 15, 2005, the Trustee shall transmit by mail to all Holders of Securities as provided in TIA Section 313(c) a brief report dated as of May 15 of such year if required by TIA Section 313(a).  A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company.  The Company will notify the Trustee when any Securities are listed on any stock exchange.

Reports by Company

.  The Company shall:

file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; notwithstanding anything to the contrary herein, the Trustee shall have no duty to review such documents for the purposes of determining compliance with any provision of this Indenture;
file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;
transmit by mail to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission;
furnish to the Trustee the Officers’ Certificate provided for in Section 10.09; and
at any time that the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, provide the information required by Rule 144(A)(d) to any holder or prospective transferee of Initial Securities subject to Section 3.13 reasonably requesting such information.

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OF LEASE

Company May Consolidate, Etc., Only on Certain Terms

.  The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person and the Company shall not permit any person to consolidate with or merge into the Company or convey transfer or lease all or substantially all of its properties and assets to the Company, unless:

the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a Corporation, partnership, limited liability company or trust, shall be organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;
immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;
if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Indenture, the Company or such successor Person, as the case may be, shall take such steps as shall be necessary to effectively secure the Securities equally and ratably with (or prior to) all indebtedness secured thereby; and
the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Successor Substituted

.  Upon any consolidation of the Company with, or merger by the Company into, any other Person or conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

SUPPLEMENTAL INDENTURES

Consent, Waiver or Amendment Without Consent of Holders

.  The Issuer and the Trustee may amend, waive, supplement or otherwise modify this Indenture, one or more Series of Securities, individually or collectively, or any other agreement or instrument entered into in connection with this Indenture without notice to or consent of any Holder:

to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

to add any additional Events of Default; or

to secure the Securities; or

to evidence and provide for the acceptance of appointment hereunder by a successor Trustee hereunder;

to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture (including as to any particular Series, to conform the terms of such Series to the provisions of the description of such Series set forth in any final offering memorandum or final prospectus relating to the initial issuance of such Series to the extent that such description provisions are intended to be a verbatim recitation of terms applicable to the Series), provided such action shall not adversely affect the interests of the Holders in any material respect;

to comply with the requirements of the Commission in order to effect or maintain the qualifications of this Indenture under the Trust Indenture Act;

to provide for uncertificated Securities in addition to or in place of certificated Securities;

to provide for the issuance and establish the forms and terms and conditions of Securities of any Series as permitted by this Indenture; or

to comply with the rules of any applicable securities depositary.

Upon the request of the Issuer accompanied by a resolution of its Boards of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of any documents requested under Section 6.03(c) and (d), the Trustee shall join with the Issuer in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Supplemental Indentures with Consent of Holders

.  With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each Series affected by the modification or waiver, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby, change the Stated Maturity of the principal of, or any installment of principal of or interest on, any such Security, or reduce the principal amount thereof or the rate of interest thereon or change the place of payment where, or the coin or currency in which, any such Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults and their consequence provided in this Indenture, or modify any of the provision of this Section 9.02, Section 5.13 or Section 9.07, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section 9.02 and Section 9.07, or the deletion of this proviso, in accordance with the requirements of Sections 6.11(b) and 9.01(e).

The Company may, but shall not obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto.  If a record date is fixed for such purpose, the Holders on such record date or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be canceled and of no further effect.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Execution of Supplemental Indentures

.  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Effect of Supplemental Indentures

.  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby to the extent provided therein.

Conformity with Trust Indenture Act

.  Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Reference in Securities to Supplemental Indentures

.  Securities authenticated and made available for delivery after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in a form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and made available for delivery by the Trustee in exchange for Outstanding Securities.

Waiver of Certain Covenants

.  The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 10.02 and 10.03 and any other similar restrictive covenant applicable to the Securities of any Series if before the time for such compliance the Holders of not less than a majority in aggregate principal amount of each affected Series of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect each term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive any such term, provision or condition.  If a record date is fixed for such purpose, the Holders on such record date or their duly designated proxies, and only such Persons, shall be entitled to waive any such term, provision or condition hereunder, whether or not such Holders remain Holders after such record date; provided that unless the Holders of not less than a majority in principal amount of each affected Series of the Outstanding Securities shall have waived such term, provision or condition prior to the date which is 90 days after such record date, any such waiver previously given shall automatically and without further action by any Holder be canceled and of no further effect.

Payment for Consent

.  None the Company, any Affiliate of the Company or any Subsidiary shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

COVENANTS

Payment of Principal, Premium and Interest

.  The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture.

Restrictions on Secured Debt

.

The Company will not itself, and will not permit any Restricted Subsidiary to, incur, issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (hereinafter in this Article called “Debt”), secured by a pledge of, or mortgage or other lien on, any Principal Property, now owned or hereafter owned by the Company or any Restricted Subsidiary, or any shares of stock or Debt of any Restricted Subsidiary (hereinafter in this Article called “Lien” or “Liens”), without effectively providing that the Securities (together with, if the Company shall so determine, any other Debt of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the Securities) shall be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt shall be so secured; provided, however, that this Section shall not apply to, and there shall be excluded from secured Debt in any computation under this Section, Debt secured by:

Liens on any Principal Property acquired (whether by merger, consolidation, purchase, lease or otherwise), constructed or improved by the Company or any Restricted Subsidiary after the date of this Indenture which are created or assumed prior to, contemporaneously with, or within 360 days after, such acquisition, construction or improvement, to secure or provide for the payment of all or any part of the cost of such acquisition, construction or improvement (including related expenditures capitalized for Federal income tax purposes in connection therewith) incurred after the date of this Indenture;

Liens on any property, shares of capital stock or Debt existing at the time of acquisition thereof, whether by merger, consolidation, purchase, lease or otherwise (including Liens on property, shares of capital stock or indebtedness of a corporation existing at the time such corporation becomes a Restricted Subsidiary);

Liens in favor of, or which secure debt owing to, the Company or any Restricted Subsidiary;

Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof or political entity affiliated therewith, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments, or other obligations, pursuant to any contract or statute, or to secure any Debt incurred for the purpose of financing all or any part of the cost of acquiring, constructing or improving the property subject to such Liens (including Liens incurred in connection with pollution control, industrial revenue or similar financings);

Liens imposed by law, such as mechanics’, workmen’s, repairmen’s, materialmen’s, carriers’, warehousemen’s, vendors’ or other similar Liens arising in the ordinary course of business, or governmental (Federal, state or municipal) Liens arising out of contracts for the sale of products or services by the Company or any Restricted Subsidiary, or deposits or pledges to obtain the release of any of the foregoing;

pledges or deposits under workmen’s compensation, unemployment insurance or similar legislation and Liens of judgments thereunder which are not currently dischargeable, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of money) or leases to which the Company or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to workmen’s compensation, unemployment insurance, old age pensions, social security or similar matters, or deposits of cash or obligations of the United States of America to secure surety, appeal or customs bonds to which the Company or any Restricted Subsidiary is a party, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings;

Liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary is in good faith prosecuting an appeal or proceedings for review; or Liens incurred by the Company or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company or such Restricted Subsidiary is a party;

Liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings;

Liens consisting of easements, rights-of-way, zoning restrictions, restrictions on the use of real property, and defects and irregularities in the title thereto, landlords’ Liens and other similar Liens and encumbrances none of which interfere materially with the use of the property covered thereby in the ordinary course of the business of the Company or such Restricted Subsidiary and which do not, in the opinion of the Company, materially detract from the value of such properties;

Liens existing on the Issue Date;

Liens on cash and cash equivalents securing derivatives obligations; provided that the aggregate amount of cash and cash equivalents subject to such liens may at not time exceed $100,000,000;

Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (b) such deposit account is not intended to provide collateral to the depository institution; or

any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Lien referred to in the foregoing clauses (i) to (xii), inclusive; provided that (1) such extension, renewal or replacement Lien shall be limited to all or a part of the same property, shares of stock or Debt that secured the Lien extended, renewed or replaced (plus improvements on such property) and (2) the Debt secured by such Lien at such time is not increased.

Notwithstanding the restrictions contained in subsection (a) of this Section, the Company and its Restricted Subsidiaries, or any of them, may incur, issue, assume or guarantee Debt secured by Liens without equally and ratably securing the Securities of each Series then Outstanding; provided that at the time of such incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any Debt which is concurrently being retired, the aggregate amount of all outstanding Debt secured by Liens which could not have been incurred, issued, assumed or guaranteed by the Company or a Restricted Subsidiary without equally and ratably securing the Securities of each Series then Outstanding except for the provisions of this subdivision (b), together with the aggregate amount of Attributable Debt incurred pursuant to subsection (b) of Section 10.03, does not at such time exceed the greater of (i) $300,000,000 or (ii) 15% of Consolidated Net Tangible Assets of the Company.

Notwithstanding the foregoing, any Lien securing the Securities granted pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release by all holders of the Debt secured by a Lien giving rise to the Lien securing the Securities (including any deemed release upon payment in full of all obligations under such Debt), or, with respect to any particular Principal Property or capital stock of any particular Restricted Subsidiary securing the Securities, upon any sale, exchange or transfer to any person not an Affiliate of the Company of such Principal Property or Capital Stock.

Restriction on Sale and Leaseback Transactions

.

The Company will not itself, and it will not permit any Restricted Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Company or any Restricted Subsidiary) or to which any such lender or investor is a party, providing for the leasing by the Company or a Restricted Subsidiary for a period, including renewals, in excess of three years of any Principal Property which has been or is to be sold or transferred by the Company or any Restricted Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (herein referred to as a “Sale and Leaseback Transaction”) unless either:

the Company or such Restricted Subsidiary would, at the time of entering into such arrangement, be entitled, without equally and ratably securing the Securities of each Series then Outstanding, to incur Debt secured by a Lien on such property, pursuant to paragraphs (i) to (xiii), inclusive, of Section 10.02; or

the Company within 360 days after the sale or transfer shall have been made by the Company or by a Restricted Subsidiary, applies an amount not less than the net proceeds of the sale of the Principal Property sold and leased back pursuant to such arrangement to (x) the retirement of Funded Debt of the Company; provided that the amount to be applied to the retirement of Funded Debt of the Company shall be reduced by (1) the principal amount of any Securities delivered within 360 days after such sale to the Trustee for retirement and cancellation, and (2) the principal amount of Funded Debt, other than Securities, voluntarily retired by the Company within 360 days after such sale or (y) the purchase, construction or development of other property, facilities or equipment used or useful in the Company’s or its Restricted Subsidiaries’ business.  Notwithstanding the foregoing, no retirement referred to in this clause (a)(ii) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or mandatory prepayment provision.  This restriction will not apply to a Sale and Leaseback Transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries or involving the taking back of a lease for a period of less than three years.

Notwithstanding the restrictions contained in subsection (a) of this Section, the Company and its Restricted Subsidiaries, or any of them, may enter into a Sale and Leaseback Transaction; provided that at the time of such transaction, after giving effect thereto and to the retirement of any Funded Debt which is concurrently being retired, the aggregate amount of all Attributable Debt in respect of Sale and Leaseback Transactions existing at such time which could not have been entered into except for the provisions of this subsection (b), together with the aggregate amount of all outstanding Debt incurred pursuant to subsection (b) of Section 10.02, does not at such time exceed the greater of (i) $300,000,000 or (ii) 15% of Consolidated Net Tangible Assets of the Company.

A Sale and Leaseback Transaction shall not be deemed to result in the creation of a Lien.

Compliance Certificate

.

The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to his or her knowledge each entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if an Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and that to his or her knowledge no event has occurred and remains in existence by reasons of which payments on account of the principal of or interest, if any, on the Securities of any series is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto.

The Company shall deliver to the Trustee, forthwith upon any Officer becoming aware of any Event of Default, an Officers’ Certificate specifying such Event of Default and what action the Company is taking or proposes to take with respect thereto.

Stay, Extension and Usury Laws

.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Securities; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Corporate Existence

.

Except as permitted in Article VIII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided, however, that the Company shall not be required to preserve any right or franchise if it determines that their preservation is no longer desirable in the conduct of business.

Taxes

.

The Company shall, and shall cause each of its Significant Subsidiaries to, pay prior to delinquency all material taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings.

Calculation of Original Issue Discount

.

The Company shall provide to the Trustee on a timely basis such information as the Trustee requires to enable the Trustee to prepare and file any form required to be submitted by the Company with the Internal Revenue Service and the Holders relating to original issue discount, including, without limitation, form 1099-OID or any successor form.

REDEMPTION

Notice to Trustee

.  The Company may, with respect to any Series of Securities, reserve the right to redeem and pay the Series of Securities or may covenant to redeem and pay the Series of Securities or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for in such Securities.  If a Series of Securities is redeemable and the Company wants or is obligated to redeem prior to the Stated Maturity thereof all or part of the Series of Securities pursuant to the terms of such Securities, it shall notify the Trustee of the redemption date and the principal amount of Series of Securities to be redeemed.  The Company shall give the notice at least 10 days before the redemption date (or such shorter notice as may be acceptable to the Trustee).

Selection of Securities to be Redeemed

.  Unless otherwise indicated for a particular Series by a Board Resolution, a supplemental indenture or an Officers’ Certificate, if less than all the Securities of a Series are to be redeemed, the Trustee shall select the Securities of the Series to be redeemed in any manner that the Trustee deems appropriate.  The Trustee shall make the selection (which may be pro rata, by lot or other manner deemed by the Trustee to be appropriate) from Securities of the Series outstanding not previously called for redemption.  Provisions of this Indenture that apply to Securities of a Series called for redemption also apply to portions of Securities of that Series called for redemption.

Notice of Redemption

.  Unless otherwise indicated for a particular Series by Board Resolution, a supplemental indenture hereto or an Officers’ Certificate, at least 10 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Securities are to be redeemed.

The notice shall identify the Securities of the Series to be redeemed and shall state:

the redemption date;

the redemption price;

the name and address of the Paying Agent;

that Securities of the Series called for redemption must be surrendered to the Paying Agent to collect the redemption price;

that, unless the Company defaults in making such redemption payment, interest on Securities of the Series called for redemption ceases to accrue on and after the redemption date;

the CUSIP number, if any; and

any other information as may be required by the terms of the particular Series or the Securities of a Series being redeemed.

At a Company Request, the Trustee shall give the notice of redemption in the Company’s name and at its expense.

Effect of Notice of Redemption

.  Once notice of redemption is mailed as provided in Section11.03, Securities of a Series called for redemption become due and payable on the redemption date and at the redemption price.  A notice of redemption may not be conditional.  Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued interest to the redemption date.

Deposit of Redemption Price

.  On or before the redemption date, the Company shall deposit with the Paying Agent immediately available funds sufficient to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed on that date.  Such funds shall not be eligible for investment.

Securities Redeemed in Part

.  Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security of the same Series and the same maturity equal in principal amount to the unredeemed portion of the Security surrendered.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be only executed all as of the day and year first above written.

THE CLOROX COMPANY

By:   /s/ Peter D. Bewley
        Name: Peter D. Bewley
        Title: Senior Vice President - General Counsel

THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Trustee

By:   /s/ Sandee’ Parks
        Name: Sandee’ Parks
        Title:  Vice President

EXHIBIT A

FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS TO
NON-QIB INSTITUTIONAL ACCREDITED INVESTORS

THE CLOROX COMPANY

THE BANK OF NEW YORK TRUST COMPANY, N.A.
700 South Flower St.
Suite 500
Los Angeles, California  90017-4104

Attention:  Corporate Trust Administration

Ladies and Gentlemen:

In connection with our proposed purchase of [Title of Securities] (the “Securities”) of The Clorox Company (the “Company”), we confirm that:

1.         We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

2.         We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

3.         We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture relating to the Securities and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933 (the “Securities Act”).

4.         We understand that the Securities have not been registered under the Securities Act, and that the Securities may not be sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Securities prior to the date which is two years after the original issuance of the Securities, we will do so only (i) to the Company or any of its subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that, prior to such transfer, furnished (or has furnished on its behalf by a U.S. broker/dealer) to the Trustee (as defined in the Indenture relating to the Securities), a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities (the form of which letter can be obtained from the Trustee), (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

5.         We are not acquiring the Securities for or on behalf of, and will not transfer the Securities to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled “Notice to Investors” of the Offering Memorandum.

6.         We understand that, on any proposed resale of any Securities, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

The Company and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(Name of Purchaser)

By:
          Name:
          Title:
          Address:

Date:

Upon transfer, the Securities should be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

EXHIBIT B

FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS
PURSUANT TO REGULATION S

THE CLOROX COMPANY

THE BANK OF NEW YORK TRUST COMPANY, N.A.
700 South Flower St.
Suite 500
Los Angeles, California  90017-4104

Attention:  Corporate Trust

Ladies and Gentlemen:

In connection with our proposed sale of $________ aggregate principal amount of [Title of Security] (the “Securities”) of The Clorox Company (the “Company”), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933 and, accordingly, we represent that:

(1)        the offer of the Securities was not made to a U.S. Person;

(2)        either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

(3)        no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(4)        the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

(Name of Transferor)

By:
          Name:
          Title:
          Address:

Date:

Upon transfer, the Securities should be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

           Or other currency.  Insert corresponding provisions on reverse side of Security in respect of foreign currency denomination or interest payment requirement.

           Or other currency.  Insert corresponding provisions on reverse side of Security in respect of foreign currency denomination or interest payment requirement.

           If floating rate, provide details on reverse of security.

           Or other currency.  Insert corresponding provisions on reverse side of Security in respect of foreign currency denomination or interest payment requirement.

           Or other currency.  Insert corresponding provisions on reverse side of Security in respect of foreign currency denomination or interest payment requirement.

           If floating rate, provide details on reverse of security.